UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 20, 2025

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston ,TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On June 20, 2025, Moleculin Biotech, Inc. (the “Company”) commenced a best efforts public offering (the “Offering”) of (i) 9,972,026 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”); (ii) pre-funded warrants to purchase up to an aggregate of 6,107,974 shares of Common Stock (the “Pre-Funded Warrants”); and (iii) Series E Warrants to purchase up to an aggregate of 48,240,000 shares of Common Stock (the “Common Warrants”). The Common Warrants and Pre-Funded Warrants are collectively referred to herein as the “Warrants”. The combined purchase price for the securities was $0.37 per Share of Common Stock and accompanying Common Warrant, and $0.369 per Pre-Funded Warrant and accompanying Common Warrant. Roth Capital Partners, LLC (“Roth”) acted as the exclusive placement agent for the Offering (the “Placement Agent”) pursuant to a Placement Agency Agreement, dated June 20, 2025 (the “Placement Agency Agreement”). The Offering closed on June 23, 2025 (the “Closing Date”).

Walter V. Klemp, the Company’s Chief Executive Officer, Jonathan P. Foster, the Company’s Chief Financial Officer, and certain other employees of the Company, purchased an aggregate of 1,027,026 Shares together with 3,081,078 Common Warrants in the Offering on the same terms as the other investors participating in the Offering.

Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share (as adjusted from time to time in accordance with the terms thereof). The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, subject to the Beneficial Ownership Limitation described below.

Each Common Warrant has an initial exercise price of $0.37 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (the “Warrant Stockholder Approval”). The Company agreed to seek Warrant Stockholder Approval no later than 60 days after the consummation of the Offering.

The Company agreed to seek approval for an amendment to its certificate of incorporation to increase its authorized shares of Common Stock (the “Amendment”) such that it can issue all shares of Common Stock required under the Common Warrants upon any future adjustments to the exercise price of the Common Warrants described below (the “Authorized Share Approval”). If the Company does not obtain Warrant Stockholder Approval and/or the Authorized Share Approval at the first stockholder meeting for such purpose after the Offering, the Company agreed to call a stockholder meeting every 60 days thereafter until the earlier of the date it obtains the Warrant Stockholder Approval and the Authorized Share Approval or the date the Common Warrants are no longer outstanding.

The Common Warrants provide that if, while the Common Warrants are outstanding, the Company sells any Common Stock and/or Common Stock equivalents other than in connection with certain exempt issuances, at a purchase price per share less than the exercise price of the Common Warrants in effect immediately prior to such sale, then immediately after such sale the exercise price of the Common Warrants then in effect will be reduced to an amount equal to the new issuance price, and, following the Authorized Share Increase Date (as defined below), the number of shares issuable upon exercise of the Common Warrants will be proportionately adjusted such that the aggregate price will remain unchanged, subject to the floor price of $0.12. In addition, the Common Warrants provide that if at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Common Stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Common Warrants then in effect, then the exercise price of the Common Warrants will be reduced to the lowest daily volume weighted average price during such period and, following the Authorized Share Increase Date, the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged, subject to the floor price of $0.12. The Common Warrants will expire five years from the date of the Warrant Stockholder Approval. The date on which the Warrant Stockholder Approval is obtained and deemed effective under Delaware law is referred to herein as the Stockholder Approval Date, and the date on which the Amendment is filed and accepted with the State of Delaware is referred to herein as the Authorized Share Increase Date.

The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants to the holder. A holder of a Warrant may not exercise any such Warrant to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99% (the “Beneficial Ownership Limitation”). In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes value of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

The gross proceeds from the Offering, before deducting the Placement Agent’s fees and other offering expenses payable by the Company, were approximately $5.9 million and up to an additional approximately $17.8 million in gross proceeds if the Warrants are fully exercised for cash. The Company intends to use the net proceeds from the Offering to advance Annamycin and its other two drug portfolios through clinical development, advancing the remainder of the existing portfolio through preclinical studies and into INDs or their equivalent, sponsor research, and for working capital.

In connection with the Offering, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors. Pursuant to the Purchase Agreements, the Company agreed that until sixty (60) days after the later of (1) the Stockholder Approval Date and (2) the Authorized Share Increase Date, that neither the Company nor any of its subsidiaries will (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, other than the entering into an “at the market” offering agreement with the Placement Agent, provided no sales are made during this prohibition period or (ii) file any registration statement or amendment or supplement thereto, other than (A) a registration statement on Form S-8 in connection with any employee benefit plan, or (B) a prospectus supplement for an “at the market” offering with the Placement Agent as sales agent provided no sales are made pursuant to such prospectus supplement during this prohibition period. In addition, pursuant to the Purchase Agreements, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until one hundred eighty (180) days following the later of (1) the Stockholder Approval Date and (2) the Authorized Share Increase Date, subject to certain exceptions.

The Offering of the Shares and Warrants was made pursuant to a Registration Statement on Form S-1 (File No. 333-287727) (the “Registration Statement”), which was originally filed by the Company with the Securities and Exchange Commission on June 2, 2025 and declared effective on June 20, 2025. The Offering of the Shares and Warrants was made only by means of a prospectus forming a part of the Registration Statement.

Pursuant to the Placement Agency Agreement, the Company agreed to pay Roth a total cash fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the securities in the Offering. The Company also agreed to reimburse Roth for expenses in an amount up to $100,000 and to pay Maxim Group LLC, which acted as financial advisor to the Company for the Offering, a fee of $50,000.

The representations, warranties and covenants contained in the Purchase Agreements and Placement Agency Agreement were made solely for the benefit of the parties to the Purchase Agreements and Placement Agency Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement and the Placement Agency Agreement are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Placement Agency Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Placement Agency Agreement, the Common Warrant, the Pre-Funded Warrant, and the Purchase Agreement, are filed as Exhibits 1.1, 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On June 20, 2025, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be “filed” for the purposes of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (“Securities Act”), unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Exhibit Description

1.1	Placement Agency Agreement between Moleculin Biotech, Inc. and Roth Capital Partners, LLC
4.1	Form of Series E Warrant
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.13 of the Form S-1 filed June 2, 2025)
10.1	Form of Securities Purchase Agreement
99.1	Press release dated June 20, 2025
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: June 23, 2025 By: /s/ Jonathan P. Foster Jonathan P. Foster Chief Financial Officer